EXHIBIT (10l)

Employment Agreement Dated December 31, 1993, Among CoBancorp Inc., PremierBank & Trust and Timothy W. Esson




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


                              EMPLOYMENT AGREEMENT
                              --------------------

         This AGREEMENT is made and entered into this 31st day of December, 1993, by and among CoBancorp Inc. (the "Holding Company") and its wholly owned subsidiary PremierBank & Trust (the "Bank"), an Ohio-chartered, FDIC-insured bank with its main office at 124 Middle Avenue, Elyria, Ohio, and Timothy W. Esson (the "Executive"). Any reference to "FRB" herein shall mean the Board of Governors of the Federal Reserve System and any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "Superintendent" herein shall mean the Ohio Superintendent of Banks. Any reference herein to the "Employer" shall mean either or both of the Holding Company and the Bank, as appropriate in a given case.

         WHEREAS, the Executive has heretofore served in the position of Executive Vice President of the Bank without any written contract; and

         WHEREAS, the Board of Directors of the Bank and the Holding Company wish to assure the Bank of the services of the Executive for the period provided in this Agreement;

         NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

          1.     Employment.
                 ----------
                 (a) The Executive shall be employed as the Executive Vice President of the Bank. As Executive Vice President, the Executive shall render administrative and management services to the Bank such as are customarily performed by persons situated in similar executive positions, all under the supervision and direction of the President and Chief Executive Officer of the Bank. The Executive shall perform such other duties as the President and Chief





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Executive Officer may from time to time reasonably direct.  Failure to reelect or appoint the Executive as Executive Vice President without the consent of the Executive shall be deemed to be a termination of the Executive without cause.
                 (b) The Executive shall be furnished with a private office, stenographic and other necessary secretarial assistance, and with such other facilities, amenities and services as are appropriate for the Executive's position as Executive Vice President of the Bank and adequate for the performance of his duties hereunder.

          2.     Term
                 ----
                 The initial term of employment under this Agreement shall be for a period of two (2) years. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall automatically renew for one (1) additional year beyond the then effective expiration date such that the then remaining term of this Agreement shall be continuously two (2) years; provided, however, that the term of this Agreement shall not be automatically extended for an additional year at any anniversary date if written notice is provided to the Executive at least ten
(10) days and not more than twenty (20) days prior to such anniversary date of the election of the Bank, acting through its Board of Directors, not to permit the automatic extension. Such election shall not, however, affect the then remaining term of this Agreement. Reference herein to the term of this Agreement shall refer both to such initial term and such extended terms.
Unless sooner terminated as set forth herein, this contract shall terminate when the Executive reaches age sixty-five (65).

          3.     Standards of Performance.
                 ------------------------
                 Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his best efforts and his entire business time during regular business hours to the business and affairs of the Bank and to discharge the responsibilities





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assigned to the Executive hereunder.  The Executive may serve on corporate, civic or charitable boards or committees and manage personal investments, so long as such activities do not interfere in any material respect with the performance of the Executive's responsibilities hereunder.

          4.     Base Salary.
                 -----------
                 (a) The Bank agrees to pay the Executive for the term of this Agreement a salary of $106,000 per annum (hereinafter referred to as the "Base Salary"). The Base Salary provided for herein shall be payable twice monthly on or before the 15th day and on or before the last day of each month.
                 (b) Commencing with the calendar year during which the Agreement is executed, the Salary and Benefits Committee of the Bank's Board of Directors shall evaluate the Bank's progress and, with the recommendation and evaluation of the Bank's President and Chief Executive Officer, past, present and future attainments accomplished under the direction and control of the Executive. At the end of each calendar year and in conjunction with the recommendation of the Bank's President and Chief Executive Officer, the Salary and Benefits Committee of the Board of Directors shall adjust the Base Salary paid to the Executive for the next ensuing year. In respect of those years in which the Executive receives an increase in Base Salary by virtue of this Paragraph 4(b), such increase in Base Salary shall be considered part of the Executive's Base Salary for purposes of this Agreement.

         5.      Participation in Retirement and Employee Benefit Plans.
                 ------------------------------------------------------
                 (a) The Executive shall be entitled to participate in any plan of the Bank relating to pension, thrift, deferred compensation, profit-sharing, group life insurance, medical insurance, education reimbursement or other retirement or employee benefits that the Bank may adopt for the benefit of its executive employees.





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                 (b)      In addition to the compensation provided to the
Executive pursuant to Paragraph 4 hereof, the Bank agrees to reimburse the Executive for reasonable entertainment, travel, lodging and other miscellaneous expenses, whether local or out-of-city, incurred on its behalf and directly related to the performance of his duties as Executive Vice President of the Bank. This reimbursement shall include the payment of reasonable expenses for attending meetings of trade associations. The Executive shall submit an itemized statement and satisfactory documentation of the expenses incurred.
The Bank further agrees during the term of this Agreement to provide the Executive, for both business and personal use so long as he is actually working for the Bank, every two (2) years during this Agreement, an automobile, and the Bank shall be responsible for all expenses (including adequate insurance), repairs and maintenance thereof. The Bank shall also include the Executive as an insured under its liability insurance policies with coverage at least equal to the coverage under its current liability insurance policies. The Executive shall return the automobile to the Bank immediately when the Executive no longer is employed by the Bank.

          6.     Vacations.
                 ---------
                 The Executive shall be entitled, without loss of pay, to the number of vacation days in each calendar year determined by the Salary and Benefits Committee of the Board of Directors from time to time for its senior executive officers, provided that:

                 (a) The Executive shall be entitled to an annual vacation of not less than four (4) weeks per year.

                 (b) The timing of vacations shall be scheduled in a reasonable manner by the Executive.





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          7.     Termination of Employment.
                 -------------------------
                 (a) The Executive's employment under this Agreement may be terminated at any time by the Board of Directors of either Employer. Except as otherwise provided in this Agreement, any termination by the Board of Directors other than for "cause" shall not prejudice the Executive's right to receive:

                          (i)        compensation in accordance with Paragraph
4 of this Agreement for the remaining term hereof, and

                          (ii)       the other benefits provided by this
Agreement for the remaining term.

                 (b) The Executive shall have no right to receive compensation or other benefits under this Agreement for any period after the date of termination for cause. For purposes of this Agreement, termination for "cause" shall mean only the following events:

                          (i)          personal dishonesty:

                          (ii)         incompetence;

                          (iii)        material breach of any provision of this
Agreement;

                          (iv)         breach of fiduciary duty involving
personal profit;

                          (v)          intentional failure to perform stated
duties;

                          (vi)         a material breach of the reasonable
policies and procedures for the operation of the Bank or the Holding Company provided to the Executive by formal action of the Board of Directors of the Bank or the Holding Company, respectively;

                          (vii)        willful violation of any law, rule,
regulation (other than a law, rule or regulation relating to a traffic violation or similar offense) or final cease-and-desist order; or

                          (viii)       willful misconduct.

                   (c)    (i)    For purposes of Paragraph 7(b)(ii),
"incompetence" shall mean the Executive's inability to perform his duties hereunder due to insufficient knowledge or skills; when determining incompetence, the Board of Directors of the Bank and the Holding Company,





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respectively, shall, among other things, consider the Bank's CAMEL rating and the Holding Company's BOPEC rating relative to the Ohio banking industry peer group and measure the Executive' acts and omissions against standards then prevailing in the Ohio banking industry.
                         (ii)    For purposes of Paragraph 7(b)(vii) and
7(b)(viii), no act, or failure to act, on the Executive's part shall be considered "willful"unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Bank.
                        (iii) For purposes of Paragraph 7(b)(vii), a cease-and-desist order shall not become final until exhaustion or lapse of all (administrative and judicial) appeal rights in relation thereto.
                 (d) The Executive shall not be deemed to have been terminated for cause unless there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the appropriate Board of Directors at a meeting of the Board of Directors called and held for the purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors the Executive was guilty of conduct set forth above in the second sentence of this Paragraph 7(b) and specifying the particulars thereof in detail. In no event will the Executive be subject to termination for cause pursuant to Paragraph 7(b) (iii) above unless the Executive shall have failed to cure, correct or prevent the alleged breach within thirty (30) days after such resolution has been delivered to the Executive.
                 (e) This Agreement may be terminated by the Executive at any time upon ninety (90) days' written notice to the Bank or upon such shorter period as may be agreed upon between the Executive and the Board of Directors of the Bank. In the event of such





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termination, the Bank shall be obligated only to continue to pay the Executive his salary up to the date of termination and those retirement and/or employee benefits which have been earned or become payable up to the date of termination.
                 (f) In the event the Executive's employment terminates by reason of disability, the Bank shall be obligated only to continue to pay the Executive his salary up to the date of termination and those retirement and/or employee benefits which have been earned or become payable up to the date of termination.
                 (g) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Holding Company's affairs or the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(4) or (g)(1), all obligations of the Employer under this Agreement shall terminate, as of the effective date of the order, but vested rights of the contracting parties shall not be affected.
                 (h) If the Bank is declared insolvent by the Superintendent (defined with reference to Sections 1113.03 and 1113.04 of the OHIO REVISED CODE), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the contracting parties shall not be affected.
                 (i) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, by the FRB or its designee at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act. Any rights of the parties that have already vested, however, shall not be affected by such action.





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         8.      Suspension of Employment.
                 ------------------------
                 (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(e)(3) or (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.

                 (b) If the charges in the notice referenced in Paragraph 8(a) are dismissed, the Bank's Board of Directors may in its discretion:

                          (i)        pay the Executive all or part of the
compensation withheld while its contract obligations were suspended, and

                          (ii)       reinstate (in whole or in part) any of its
obligations which were suspended as required in subparagraph (a) above.

         9.      Disability.
                 ----------
                 (a) The Bank may terminate the Executive's employment after having established the Executive's disability. For purposes of this Agreement, "disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement and which results in the Executive becoming eligible for long-term disability benefits under the Bank's group long-term disability plan. In the event the Executive's employment is terminated by reason of the Executive's disability, the Executive shall be entitled to all of the benefits provided under the Bank's group disability plans.

                 (b) If any dispute arises as to whether the Executive is or was physically or mentally unable to perform his duties pursuant to this Agreement, or whether his disability has ceased and he is able to resume his duties, the parties shall submit such questions to a licensed physician agreed upon by the parties, or if the parties are unable to agree, to a licensed physician appointed by the President of the Academy of Medicine of Cleveland, Cleveland,





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Ohio, at the request of either party.  The Executive shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Executive's physical or mental condition shall be binding and conclusive on the parties. The Bank agrees to pay the cost of any such physician and examinations.

         10.     Change in Control.
                 -----------------
                 (a) If during the term of this Agreement there is a change in control of the Holding Company, in connection with which the Executive's employment is involuntarily terminated within two (2) years after the change in control other than for cause or pursuant to Paragraphs 7(e) through 7(i) or 9, the Executive shall be entitled to a termination or severance payment. This payment shall also be made in the case of the Executive's voluntary termination of employment for Good Reason (as defined in Paragraph 11, which shall not be considered a voluntary termination pursuant to Paragraph 7(e)) in connection with, or within one (1) year after, a Change in Control of the Holding Company. Such voluntary termination of employment for Good Reason in connection with, or within one (1) year after, a Change in Control of the Holding Company shall not constitute a termination under Paragraph 7(b) hereof. The amount of this severance payment shall be the greater of (i) the compensation and other benefits for the remaining term of this Agreement provided to the Executive pursuant to Paragraph 4 of this Agreement or (ii) the compensation and other benefits (as in effect prior to any reduction thereto that constitutes "good reason" under Paragraph 11(b) hereof) that would be payable to the Executive under Paragraph 4 hereof for a period of two (2) years following the later of (a) the date of the change in control or (b) the date of his involuntary termination or voluntary termination for Good Reason under the first or second sentences, as the case may be, of this Paragraph 10(a), without regard to the remaining term of this Agreement.





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                 (b)      For purpose of this Agreement, a "change in control
of the Holding Company" shall mean:
                          (i)        the acquisition by a person or persons
acting in concert of the power to vote ten percent (10%) or more of a class of the Holding Company's voting securities or the acquisition by a person of the power to direct the Holding Company's management or policies if the Board of Directors of the Holding Company or the FRB has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Holding Company (with control defined by reference to the FRB's Regulation 12 C.F.R. Part 225);
                          (ii)       during any period of two (2) consecutive
years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Holding Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period;
                          (iii)      The Holding Company shall have merged into
or consolidated with another corporation, or merged another corporation in the Holding Company, on a basis whereby less than fifty per cent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Holding Company prior to such merger or consolidation;
                          (iv)       The Holding Company shall have sold
substantially of its assets to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or other entity.





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                 (c)      Upon the Executive's non-voluntary termination of
employment within two (2) years after the occurrence of a Change in Control of the Holding Company, the Bank will cause to be continued life, health and disability coverage substantially identical to the coverage maintained by the Bank for the Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer or twelve (12) months.

         11.     Good Reason.
                 -----------
                 For purposes of this Agreement, "good reason" shall mean the occurrence after a change in control of any of the events or conditions described in subparagraphs (a) through (g) hereof without the Executive's express written consent; provided the Executive's right to terminate his employment pursuant to this Paragraph 11 shall not be affected by his incapacity due to physical or mental illness:

                 (a) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) disability, (ii) cause, (iii) pursuant to subparagraphs 7(g) through 7(i), (iv) as a result of his death or
(v) by the Executive other than for good reason;





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                 (b)      A reduction by the Bank in the Executive's Base
Salary as in effect on the date of a Change in Control of the Holding Company or as the same may be increased from time to time;
                 (c) The relocation of the Bank's principal executive offices to a location outside a 30-mile radius of Elyria, Ohio or the Bank's requiring the Executive to be based at any place other than Elyria, Ohio, except for reasonably required travel on the Bank's business which is not materially greater than such travel requirements prior to the change in control;
                 (d) The adverse and substantial alteration in the nature and quality of the office space within which the Executive performs his duties, including the size and location thereof, as well as the secretarial and administrative support provided to the Executive;
                 (e) The failure by the Bank to continue to provide the Executive with compensation and benefits provided for under this Agreement or benefits substantially similar to those provided to him under any of the employee benefit plans in which the Executive becomes a participant, or the taking of any action by the Bank which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him at the time of the change in control;
                 (f) Any material breach by the Bank of any provision of this Agreement; and
                 (g) The failure of the Holding Company to obtain a satisfactory agreement from any successor or assign of the Holding Company to assume and agree to perform this Agreement, as contemplated in Paragraph 15 hereof.

         12.     Proprietary Information.
                 -----------------------
                 The Executive agrees that the knowledge of the business activities and plans for business activities of the Bank and affiliates thereof is a confidential, valuable, special and unique asset of the business of the Bank and the Holding Company. During the term of his





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employment and for the period ending two (2) years following the termination of his employment for any reason, the Executive will not disclose any knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever. Notwithstanding the foregoing, the Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank. In the event of a breach or threatened breach by the Executive of the provisions of this Paragraph 12, the Bank and/or the Holding Company will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Bank or affiliates thereof, or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank and/or the Holding Company from pursuing any other remedies available to the Bank for such breach or threatened breach, including the recovery of damages from the Executive.

         13.     Indemnification.
                 ---------------
                 (a) The Bank, using reasonable business judgment, shall provide the Executive (including his heirs, executors and administrators) with coverage under a directors' and officers' liability insurance policy (the "D&O policy) at the Bank's expense, and the Employer shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Ohio law for any deductible expense on the D&O policy reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Bank or the Holding Company (whether or not he continues to be an officer at the time of incurring such expense),





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such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Bank or the Holding Company, if such action is brought against the Executive in his capacity as an officer or director of the Bank or the Holding Company. Indemnification for deductible expense shall not extend to matters for which the Executive has been terminated for cause as defined in Paragraph 7(b).
                 (b) If the Bank does not provide the Executive with coverage under a D&O policy, the Bank and the Holding Company shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Ohio law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Bank and/or the Holding Company (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorney's fees and the cost of reasonable settlements, such settlements to be approved by the appropriate Board of Directors, if such action is brought against the Executive in his capacity as an officer of the Bank and/or the Holding Company. Indemnification for expense shall not extend to matters for which the Executive has been terminated for cause as defined in Paragraph 7(b).

         14.     Payment of Legal Fees.
                 ---------------------
                 All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, if the Executive is successful or as may be determined to be appropriate by any arbitrator's award based on the relative merits of the two(2) parties.





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         15.     Successors; Binding Agreement.
                 -----------------------------
                 (a) The Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Holding Company or the Bank, by an assumption agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no such succession had taken place. Failure of the Employer to obtain such assumption agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Bank in the same amount and on the same terms that he would be entitled to hereunder if he terminated his employment voluntarily in connection with, or within one year after, a Change in Control of the Holding Company.
                 (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, successors, heirs, distributees, devisees, legatees and permitted assigns.

         16.     No Assignments.
                 --------------
                 This Agreement is personal to each of the parties hereto, and, except as provided in Paragraph 15, neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

         17.     Notices.
                 -------
                 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.





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
                 A.       If to the Bank, to:

                          President and Chief Executive Officer
                          PremierBank & Trust
                          124 Middle Avenue
                          Elyria, Ohio 44035

                 B.       If to the Holding Company, to:

                          President and Chief Executive Officer
                          CoBancorp Inc.
                          124 Middle Avenue
                          Elyria, Ohio 44035

                 C.       If to the Executive, to:

                          Timothy W. Esson
                          6601 Queens Way Drive
                          North Royalton, Ohio  44133

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         18.     Other Contracts.
                 ---------------
                 Consistent with Paragraph 3 herein, the Executive shall not, during the term of this Agreement, have any other employment except with the prior approval of the Board of Directors of the Bank.

         19.     Amendments.
                 ----------
                 No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.





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         20.     Paragraph Headings.
                 ------------------
                 The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         21.     Severability.
                 ------------
                 The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         22.     Governing Law.
                 -------------
                 This Agreement shall, except to the extent that Federal law (including a law, rule, or regulation of the FRB or FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

         23.     Arbitration.
                 -----------
                 Except for the determination of disability provided for in Paragraph 9, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

         24.     Safety and Soundness Limitation.
                 -------------------------------
                 Notwithstanding anything to the contrary in this Agreement, in the event that the Bank is not at least an "adequately capitalized" institution within the meaning of Regulation H or any successor regulation, prior to or as a result of any severance or termination payment required under this Agreement, the payment shall be deferred until the Bank could be an adequately capitalized institution and shall be paid within ten (10) business days after the close of the month in which capital compliance is achieved, so long as such payment does not result





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
in the Bank failing its regulatory capital requirements to be considered an adequately capitalized institution.

         25.     Non-Solicitation.
                 ----------------
                 (a) Upon any termination of Executive's employment hereunder pursuant to Paragraph 7(e), Executive agrees for a period of two (2) years following such termination he will not compete with the Holding Company or the Bank in Lorain and Delaware Counties or solicit, divert or take away any of the customers, business or patronage of the Bank or its respective subsidiaries or affiliates.
                 (b) Executive hereby agrees that he shall not, for a period of two (2) years after the date of Executive's termination of employment with the Bank, serve as a director, employee, or officer of, consult, or contract with any federally insured depository institution (or holding company thereof) within Lorain and Delaware Counties, Ohio; both the Employer and the Executive recognizing that such geographical limitation is reasonable, does not include all areas where the Bank presently conducts business, and will not prevent the Executive from meaningful employment opportunities elsewhere (for example, Cuyahoga or Franklin Counties).
                 (c) Executive agrees that for two (2) years following termination of employment pursuant to this Agreement, Executive shall not hire, solicit or cause to be solicited for employment by the Executive or by any third party any person who is, as of the date of such solicitation or who was within the twelve (12) month period prior to the date of such solicitation, an employee of the Bank or of any subsidiary or affiliate of the Bank.
                 (d) In the event of a breach or threatened breach by the Executive of the provisions of this Paragraph 25, the Holding Company, the Bank or any duly authorized officer





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
of either, will be entitled to a temporary restraining order or injunction.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                       PREMIERBANK & TRUST

                                       Robert T. Bowman
                                       ------------------------------------
                                       Chairman of the Board of Directors


                                       COBANCORP INC.

                                       Robert T. Bowman
                                       ------------------------------------
                                       Chairman of the Board of Directors


                                       Timothy W. Esson
                                       ------------------------------------
                                       Timothy W. Esson (the "Executive")




FXG\0-3:0002-A.PRE
rrg





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